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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 4, 2003, accompanying the consolidated financial statements included in the Annual Report of ViewCast.com, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of ViewCast.com, Inc. on Forms SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No.
333-63799, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630.


Grant Thornton LLP

Dallas, Texas
April 14, 2003